INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Cadapult Graphic Systems, Inc., of our report dated August 6, 2001 relating to the financial statements of Cadapult Graphic Systems, Inc. and our report dated January 20, 2000 relating to the financial statements of UltraHue, Inc. We also hereby consent to the reference to us under the heading “Experts” in such Registration Statement.

                                                                                                                              /s/ Wiss & Company
                                                                                                                              WISS & COMPANY, LLP

Livingston, New Jersey
March 4, 2002